Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-232861 on Form S-3 of our report dated March 5, 2019 relating to the consolidated financial statements of Cardlytics, Inc. and its wholly-owned subsidiaries appearing in the Annual Report on Form 10-K of Cardlytics, Inc. for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

August 29, 2019